UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2016

PF HOSPITALITY GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-51935	90-1119774
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 NW 2nd Avenue, Suite 216, Boca Raton, FL	33432
(Address of principal executive offices)	(Zip Code)

(561) 939-2520

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 20, 2016 (the “Issue Date”) PF Hospitality, Inc. (“we,” “us,” or the “Company”) issued a $200,000.00 principal amount Convertible Debenture Due July 20, 2021 (the “Convertible Debenture”) which it sold at par value to an unrelated third party investor (the “Investor”). The terms of the Convertible Debenture include:

Maturity Date, Interest and Prepayment. The principal amount of the Convertible Note and accrued interest shall have been paid [no later than November 30, 2020 (the “Maturity Date”). The note bears interest at an annual rate of 10.00% on the principal balance. Interest shall be accrued and added to the principal amount of the Convertible Note. The principal amount and any accrued interest due under the Convertible Note may be prepaid, in whole or in part at any time upon ten days written notice to the Investor. If the Company exercises its right to prepay any portion of the Convertible Note, the Company shall make payment to the Investor of an amount in cash equal to the sum of the then outstanding principal amount of this Convertible Debenture being prepaid and accrued interest thereon multiplied by 130%.

Optional Conversion. The Investor may at any time convert the amount due under the Convertible Debenture into shares of common stock (“Conversion Shares”) at a conversion price (“Conversion Price”) equal to the product of 50% multiplied by the lowest traded price of the Common Stock for the twenty trading days prior to the conversion date subject to adjustment as noted below.

Ownership Limitations. The Convertible Debenture is not convertible to the extent that (a) the number of shares of our common stock beneficially owned by the Investor and (b) the number of shares of our common stock issuable upon the conversion of the Convertible Debenture or otherwise would result in the beneficial ownership by Investor of more than 4.99% of our then outstanding common stock. This ownership limitation can be increased or decreased to any percentage not exceeding 9.99% by the Investor upon 61 days’ notice to us.

Certain Adjustments and Subsequent Rights Offerings. The conversion price of the Convertible Debenture is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events. In addition, if at any time the Company grants, issues or sells any common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Company’s Common Stock (the “Purchase Rights”), then the Investor will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Investor could have acquired if the Investor had held the number of shares of Common Stock acquirable upon complete conversion of the Convertible Debenture (without regard to any limitations on exercise hereof, including without limitation, the beneficial ownership limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record Investors of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Investor’s right to participate in any such Purchase Right would result in the Investor exceeding the beneficial ownership limitation, then the Investor shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Investor until such time, if ever, as its right thereto would not result in the Investor exceeding the beneficial ownership limitation).

Negative Covenants. As long as the Convertible Debenture is outstanding, unless the holders of at least 75% of the then outstanding principal amount of the Convertible Debenture shall have otherwise given prior written consent, we agreed that we will not amend our charter documents and bylaws in any manner that materially and adversely affects any rights of the holder, repurchase our common stock or certain other securities, pay dividends or distributions on any securities junior to the Convertible Debenture, sell, lease or otherwise dispose of any significant portion of our assets outside the ordinary course of business, enter into any related party transactions or enter into any agreement with respect to any of the foregoing.

Pledge of Shares. Pursuant to the terms of a stock pledge agreement, the Company’s Chief Executive Office, Vaughn Dugan and its President, Randy Romano, agreed to pledge as collateral for the Convertible Debt 19,200,000 and 19,683,492 shares, respectively, of the Company’s common stock they own to the Investor. The number of shares pledged are subject to reduction in an amount equal to the reduction in the principal amount of the Convertible Debentures held by Investor divided by $200,000.00 (plus interest on such amount which accrues commencing on the date of the Convertible Debenture) and multiplying the result by the number of pledged shares until the number of pledged shares is zero (the “Pledged Share Reduction”). The Pledged Share Reduction shall be computed no less frequently than within 30 days after the last day of each fiscal quarter.

The descriptions of certain terms of the Convertible Debenture and Pledge Agreements do not purport to be complete and are qualified in their entirety to the complete text of the agreements, copies of which is filed as Exhibits 10.1 and 10.2 to this Report and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item. Our issuance of the Convertible Debenture was not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon an exemption from registration provided by Sections 4(a)(2) under the Securities Act in a transaction not involving a public offering or distribution. The shares of common stock issued upon conversion of the Convertible Debenture may not be transferred or sold absent registration under the Securities Act or an applicable exemption therefrom.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1*	$200,000 Principal Amount Convertible Debenture dated July 20, 2016.

10.2*	Form of Stock Pledge Agreement dated July 20, 2016.

* Filed herewith.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PF Hospitality Group, Inc.

Date: July 26, 2016	By:	/s/ Randy Romano
Randy Romano
President